Notice of Annual Meeting of Stockholders to be Held Thursday, June 12, 2008
PROXY STATEMENT
QUESTIONS & ANSWERS
ELECTION OF DIRECTORS
NOMINATING PROCEDURES
NOMINEES FOR THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
BOARD MEETINGS AND DIRECTORS’ ATTENDANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- FISCAL 2007
BOARD REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITIES OWNERSHIP BY MANAGEMENT
DIRECTOR AND OFFICER STOCK OWNERSHIP
CODES OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER COMMUNICATIONS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Corporate Property Associates 14 Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 1, 2008

Notice of Annual Meeting of Stockholders
to be Held Thursday, June 12, 2008

Dear CPA®:14 Stockholder,

On Thursday, June 12, 2008, Corporate Property Associates 14 Incorporated (“CPA®:14”) will hold its 2008 Annual Meeting of Stockholders at CPA®:14’s executive offices (“Annual Meetings”), 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 4:00 p.m.

We are holding this annual meeting:

•	To elect four Directors for one year terms expiring in 2009; and

•	To transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS OF CPA®:14 RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

Only stockholders who owned stock at the close of business on April 18, 2008 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CPA®:14 mailed this Proxy Statement, proxy, and its Annual Report to its stockholders on or about May 1, 2008.

By Order of the Board of Directors

Susan C. Hyde
Managing Director and Secretary

It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You may vote your shares by marking your votes on the enclosed proxy, signing and dating it and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

PROXY STATEMENT
MAY 1, 2008

QUESTIONS & ANSWERS

The accompanying proxy is solicited by the Board of Directors of Corporate Property Associates 14 Incorporated, a Maryland corporation, for use at its annual meeting of stockholders (the “Annual Meeting”) to be held on June 12, 2008 at 50 Rockefeller Plaza, New York, New York, 10020 at 4:00 p.m. local time, or any adjournment thereof. As used herein, “CPA®:14”, the “Company”, “we” and “us” refer to Corporate Property Associates 14 Incorporated.

No Director has informed us that he or she intends to oppose any action intended to be taken by CPA®:14.

Who is soliciting my proxy?

The Directors of CPA®:14 are sending you this Proxy Statement and enclosed proxy.

Who is entitled to vote at the Annual Meeting?

Stockholders of CPA®:14 as of the close of business April 18, 2008 (the “record date”) are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the record date, April 18, 2008, CPA®:14 had 88,117,272 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

How do I vote?

You may vote your shares either by attending the Annual Meeting or by submitting a proxy by mail, by telephone or on the Internet. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for authorizing your proxy by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA®:14’s secretary in writing or submitting a new proxy in writing, or by voting in person at the Annual Meeting. The mailing address of CPA®:14 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

What is a “quorum”?

A “quorum” is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. Votes that are withheld as to any nominee will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What vote is needed to approve the election of each of the nominees as Director?

Each stockholder is entitled to one vote for each share of regular common stock registered in the stockholder’s name on the record date. With respect to the election of Directors, each share may be voted for as many individuals as there are Directors to be elected. A plurality of all the votes cast shall be sufficient to elect a Director. Any other proposal must receive the affirmative vote of a majority of all the votes entitled to be cast at a duly held meeting at which a quorum is present.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present. In accordance with Maryland law, abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

How will voting on stockholder proposals be conducted?

We do not know of other matters which are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA®:14 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp. and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated to be $35,000 or less, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing. We expect the total cost of this proxy solicitation, assuming an outside solicitation firm is not needed, to be approximately $80,000.

When are stockholder proposals for the 2009 annual meeting due?

We must receive any proposal which a stockholder intends to present at CPA®:14’s 2009 Annual Meeting no later than January 2, 2009 in order to be included in CPA®:14’s Proxy Statement and form of proxy relating to the 2009 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All stockholder proposals to be presented in connection with 2009 Annual Meeting of stockholders, other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act, must be received by CPA®:14’s secretary not fewer than 120 days before the scheduled date of the 2009 Annual Meeting. In addition, any stockholder wishing to nominate a Director at the 2009 Annual Meeting must provide timely written notice of such nomination, to CPA®:14’s secretary, as set forth in our Bylaws. A stockholder’s notice shall be timely if it is delivered to, or mailed and received, at the principal office of CPA®:14 not less than 30 days nor more than 60 days prior to the 2009 Annual Meeting; provided however that if fewer than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholder, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the 2009 Annual Meeting was mailed or such public disclosure was made. Thus, if the 2009 Annual Meeting were to occur on June 12, 2009, then stockholder proposals must be received by February 13, 2009 and any stockholder’s notice of a Director nomination must be received not earlier than April 13, 2009, nor later than May 13, 2009. Our secretary will provide a copy of our Bylaws upon written request and without charge.

CPA®:14 will provide stockholders, without charge, a copy of CPA®:14’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007, including the financial statements and schedules attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations, at Corporate Property Associates 14 Incorporated, 50 Rockefeller Plaza, New York, New York 10020.

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other stockholders will elect four Directors, each to hold office until the next Annual Meeting of stockholders except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES

CPA®:14’s Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to CPA®:14’s Bylaws, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board. Affiliated Directors (those who are officers or are not otherwise considered independent) similarly act together to evaluate and nominate other Affiliated Directors. If there are no Affiliated Directors, then Affiliated Directors may be nominated by the full Board.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. The process followed by the Board to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board. The Board is authorized to retain advisers and consultants and to compensate them for their services. The Board did not retain any such advisers or consultants during 2007. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Board will apply the criteria which are set forth in our Bylaws. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board by complying with the notice procedures described in section 4.3(b) of CPA®:14’s Bylaws. The Bylaws state that nominations shall be made pursuant to a timely notice in writing to the Secretary of CPA®:14 at the address set forth below under “Stockholder Communications.” To be timely, a stockholder’s notice must be received by CPA®:14 not fewer than 30 days or more than 60 days prior to the meeting at which the proposed nominee is to be elected. If CPA®:14 provides stockholders fewer than 40 days’ notice or public disclosure of the date of the meeting, then a stockholder’s notice will be considered timely if it is received by the close of business on the 10th day following the day on which the notice of the date of that meeting was mailed or public disclosure of the date of the meeting was made.

The nominating stockholder’s notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director,

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the number of shares of CPA®:14 stock which are beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies of re-election of Directors pursuant to Rule 14(a) of the Exchange Act.

Also, the stockholder giving notice must provide the name and record address of the stockholder and the number of shares which are beneficially owned by the stockholder.

The Board may require any proposed nominee to furnish such other information as may reasonably be required by CPA®:14 or the Board to determine the eligibility of such proposed nominee to serve as a Director. The Board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee’s election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

NOMINEES FOR THE BOARD OF DIRECTORS

Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.

Detailed information on each nominee for election to the Board of Directors is provided below.

Wm. Polk Carey
Age: 77
Director Since: 1997

Mr. Carey serves as Chairman of the Board of Directors. Mr. Carey also serves as a Director and Chairman of Corporate Property Associates 15 Incorporated (“CPA®:15”) since 2001, Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”) since 2003, Corporate Property Associates 17 — Global Incorporated (“CPA®:17 — Global”) since October 2007 and W. P. Carey & Co. LLC since 1997. He also serves as Chairman of the Board of Carey Asset Management Corp., CPA®:14’s advisor. Mr. Carey was also Co-CEO of CPA®:14, CPA®:15 and CPA®:16 — Global from 2002 through March 2005. Mr. Carey has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University, D.C.S. honoris causa from The City University of New York and D.C.L. honoris causa from the University of the South. He is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and as Chairman of the Penn Institute for Economic Research. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School.

Gordon F. DuGan
Age: 40
Director Since: 2007

Mr. DuGan has served as Chief Executive Officer since 2005. He was a member of the Board of Directors from February 2005 until April 2006 and then since June 2007. Mr. DuGan also serves as President and CEO of W. P. Carey & Co. LLC and Carey Asset Management Corp., CPA®:14’s advisor. Mr. DuGan has served as CEO and a Director of CPA®:15 since 2005, CPA®:16 — Global since 2003 and CPA®:17 — Global since October 2007. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. He rejoined W. P. Carey & Co. as Deputy Head of Investment in February 1997 and was elected Co-CEO in 2002 and CEO in 2005. Mr. DuGan serves as a Trustee of the W. P. Carey Foundation and is on the Boards of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School. He is a member of the

Young Presidents Organization and the Council on Foreign Relations. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

Marshall E. Blume*
Age: 67
Director Since: 2007

Mr. Blume serves as an Independent Director on the Audit Committee of the Board of Directors. He has also served as an Independent Director and a member of the Audit Committees of CPA®:15 since April 2007 and CPA®:16 — Global from April 2007 to April 2008. Mr. Blume is the Howard Butcher III Professor of Financial Management at the Wharton School of the University of Pennsylvania and Director of the Rodney L. White Center for Financial Research, also at the Wharton School. Mr. Blume has been associated with the Wharton School since 1967. Mr. Blume is also a partner in Prudent Management Associates, a registered investment advisory firm, since 1982, and Chairman and President of Marshall E. Blume, Inc., a consulting firm for over 25 years. He is an Associate Editor of the Journal of Fixed Income, Pensions, and the Journal of Portfolio Management. He is currently a member of the Board of Managers of the Measey Foundation, which is dedicated to the support of medical education in the Philadelphia area. He is a member of the S&P Academic Advisor Board, the Finance Committee of the Rosemont School of the Holy Child, the Shadow Financial Regulatory Committee and the Financial Economist Roundtable. Mr. Blume is a former trustee of Trinity College (Hartford) and the Rosemont School. Mr. Blume received his S.B. from Trinity College, and both his MBA and Ph.D. from the University of Chicago.

James D. Price*
Age: 69
Director Since: 2006

Mr. Price has served as an Independent Director on the Audit Committee of the Board of Directors since December 2006 and has served as Chairman of the Committee since April 2008. He previously served as an Independent Director of CPA®:14 from September 2005 to April 2006. He has also served as an Independent Director and a member of the Audit Committees of CPA®:15 since June 2006 (Chairman of the Committee since September 2007), CPA®:16 — Global from September 2005 to September 2007 and CPA®:17 — Global since October 2007. Mr. Price has over 37 years of real estate experience in the U.S. and foreign markets, including significant experience in structuring mortgage loans, leveraged leases, credit leases and securitizations involving commercial and industrial real estate. He is the President of Price & Marshall, Inc., a corporate equipment and real estate financing boutique which he founded in 1993. From March 1990 to October 1993, he worked at Bear Stearns & Co., Inc., where he structured and negotiated securitizations of commercial mortgages and corporate financings of real and personal property. From March 1985 to March 1990, he served as a Managing Director at Drexel Burnham Lambert Incorporated and as an Executive Vice President at DBL Realty, its real estate division. He also served in various capacities at Merrill Lynch & Co., including serving as manager of the Private Placement Department from 1970 to 1980, as a founder of Merrill Lynch Leasing, Inc. in 1976 and as Chairman of the Merrill Lynch Leasing, Inc. Investment Committee from 1976 to 1982. Mr. Price received his B.A. from Syracuse University and his M.B.A. from Columbia University.

*	Independent Director

In April 2008, Mr. Richard J. Pinola resigned as a member of CPA®: 14’s Board of Directors and as an Independent Director and Chairman of the Audit Committee of CPA®: 14’s Board of Directors. Mr. Pinola will remain an Independent Director and Chairman of the Audit Committees of the Boards of Directors of CPA®: 16 — Global and CPA®: 17 — Global. CPA®:14’s Bylaws provide that at least a majority of the directors must be independent, except for the 90 day period following the death, removal or resignation of an Independent Director. Within this 90 day period, CPA®: 14 will either appoint an additional Independent Director to the Board of Directors, or alternatively, a non-Independent Director will resign from the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Edward V. LaPuma
Age: 35

Mr. LaPuma has served as President since March 2005. He joined W. P. Carey & Co. LLC as an Assistant to the Chairman in 1994. Mr. LaPuma also serves as a Director and President of W. P. Carey & Co. International LLC and Managing Director of W. P. Carey & Co. LLC. Prior to joining W. P. Carey & Co. LLC, Mr. LaPuma was a consultant with the Sol C. Snider Entrepreneurial Center. He is also a Trustee of the Rensselaerville Institute and of the W.P. Carey Foundation, and a governor of the Delta Phi Fraternity (“St. Elmo”). A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

Mark J. DeCesaris
Age: 49

Mr. DeCesaris has served as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director for W. P. Carey & Co. LLC, CPA®:14, CPA®:15 and CPA®:16 — Global since 2005, and CPA®:17 — Global since October 2007. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s finance department. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and CEO of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia. Mr. DeCesaris currently serves as a member of the Board of Trustees of Kings College. Mr. DeCesaris graduated from Kings College with a BS in Accounting and a BS in Information Technology.

John D. Miller
Age: 63

Mr. Miller, Chief Investment Officer, has served as CIO for CPA®:14, CPA®:15 and CPA®:16 — Global since 2005, and CPA®:17 — Global since October 2007. Mr. Miller joined W. P. Carey & Co. LLC in 2004 as Vice Chairman of Carey Asset Management Corp. and has served as CIO of W. P. Carey & Co. LLC since 2005. Mr. Miller was a Co-founder of StarVest Partners, L.P., a technology oriented, venture capital fund. He was Chairman and President of the StarVest management company and served on a number of boards of its portfolio companies until the end of the fund’s active investment period in 2005. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, Mr. Miller served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group, where he helped raise and was Co-chair of the Rothschild Recovery Fund. Prior to joining Rothschild, Mr. Miller held positions at two private equity firms, Credit Suisse First Boston’s Clipper Capital Associates, Inc. and Starplough Inc., an affiliate of Rosecliff, Inc. Mr. Miller previously served in investment positions at the Equitable for 24 years, including serving as President and CEO of Equitable Capital Management Corporation and as head of its Corporate Finance Department. He currently serves on the Board of CKX, Inc. and sits on a number of its committees. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara.

Thomas E. Zacharias
Age: 54

Mr. Zacharias has served as Chief Operating Officer and Managing Director since 2005. He joined W. P. Carey & Co. LLC in 2002 and has served as Managing Director and Chief Operating Officer of W. P. Carey & Co. LLC and CPA®:15 since 2005, CPA®:17 — Global since October 2007 and President of CPA®:16 — Global since 2003. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co. LLC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was the largest private equity REIT. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts from 2003 to 2007. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University and his Masters in Business Administration from Yale School of Management.

AUDIT COMMITTEE MATTERS

Audit Committee

Our Board of Directors has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all “independent” as defined in our Bylaws and the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission. The Audit Committee is currently comprised of Marshall E. Blume and James D. Price (Chairman). Our Board of Directors has determined that Mr. Price, an Independent Director, is a “financial expert” as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended. Our Board of Directors has adopted a formal written charter for the Audit Committee, which is attached as an appendix to this Proxy Statement and can be found on our website (www.cpa14.com) in the “Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.

The Audit Committee reports as follows with respect to the audit of CPA®:14’s fiscal 2007 audited financial statements.

The Committee held four regularly scheduled quarterly meetings during 2007, and also met two additional times.

The Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with the management of CPA®:14.

The Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 and has discussed with the Independent Registered Public Accounting Firm their independence from CPA®:14 and its affiliates and, based on review and discussions of CPA®:14’s audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

James D. Price, Chairman
Marshall E. Blume

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2007 and 2006

The following table sets forth the approximate aggregate fees billed to CPA®:14 during fiscal years 2007 and 2006 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2007	2006

Audit Fees(1)	$369,244	$537,000
Audit Related Fees(2)	0	0
Tax Fees(3)	79,581	232,700
All Other Fees(4)	0	0

Total Fees($)	$448,825	$769,700

(1)	Audit Fees: This category consists of fees for professional services rendered for the audits of CPA®:14’s fiscal years 2007 and 2006 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007 and 2006. In 2006, audit services also included SEC registration statement review in connection with CPA®:14’s merger with Corporate Property Associates 12 Incorporated, (“CPA®:12”)

(2)	Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP. No fees were billed for assurance and audit related services rendered by PricewaterhouseCoopers LLP for the years ended 2007 and 2006.

(3)	Tax Fees: This category consists of fees billed to CPA®:14 by PricewaterhouseCoopers LLP for tax compliance and consultation services.

(4)	All Other Fees: No fees were billed for other services rendered by PricewaterhouseCoopers LLP for the years ended 2007 and 2006.

Pre-Approval By Audit Committee

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal year 2007, pre-approved non-audit services included those services described above for “Tax Fees.”

BOARD MEETINGS AND DIRECTORS’ ATTENDANCE

There were four regular quarterly Board meetings and seven Audit Committee meetings held in 2007 and each Director attended at least seventy-five percent of the Board meetings and Audit Committee meetings held while he or she was a Director. The Board of Directors of CPA®:14 does not have a standing nominating or compensation committee.

The Directors at the Board of Directors’ meeting in March 2007 elected James D. Price as Lead Director. His primary responsibility as Lead Director is to preside over periodic executive sessions of the Board in which management Directors and other members of management will not participate.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — FISCAL 2007

We have no employees. Day-to-day management functions are performed by Carey Asset Management Corp. or its affiliates. During 2007, we did not pay any compensation to our Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their services as officers; however, we reimburse our advisor for the services of its personnel, including those who serve as our officers pursuant to the advisory agreement. Please see the section titled “Certain Relationships and Related Transactions” for a description of the contractual arrangements between us and W. P. Carey & Co. LLC and its affiliates.

CPA®:14 pays its Directors who are not officers $16,000 per year for their services as Directors on a quarterly basis, which includes attendance fees up to $1,667 per year. In addition, the Chairman of the Audit Committee receives up to $6,000 per year on a quarterly basis (pro-rated to the extent such Director also serves as Chairman of the Audit Committee for other CPA® REITs). During 2007, the Directors as a group received fees of $68,666. Wm. Polk Carey did not receive compensation for serving as Director.

Total Fees Earned or
Director	Paid in Cash ($)*

Marshall E. Blume	17,583
Trevor Bond(1)	417
Elizabeth P. Munson(1)	13,083
Richard J. Pinola(1)	20,000
James D. Price	17,583

Total	68,666

*	Total Director compensation.

(1)	Mr. Bond served as a Director until April 2007 and now serves on the Board of W. P. Carey & Co. LLC. Ms. Munson served as a Director until September 2007 and now serves on the Boards of CPA®:15, CPA®: 16 — Global and CPA®: 17 — Global. Mr. Pinola served as Director until April 2008 and now serves on the Boards of CPA®:16-Global and CPA®: 17-Global.

Effective as of the date of the 2008 Annual Meeting, the compensation we pay to each of our independent directors will include an annual cash retainer of $19,333; an additional annual cash retainer of $6,000 for the Chairman of the Audit Committee; $1,000 for in-person attendance at each regular quarterly board meeting; and, an annual grant $10,000 of shares of our common stock, valued based upon our most recently published net asset value.

BOARD REPORT ON EXECUTIVE COMPENSATION

Securities and Exchange Commission regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA®:14 has no employees, pays no direct compensation and does not have a standing compensation committee. As a result, CPA®:14 has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CPA®:14 reimburses an affiliate of W. P. Carey & Co. LLC for CPA®:14’s proportional share of the cost incurred by affiliates of W. P. Carey & Co. LLC in paying Wm. Polk Carey and Gordon F. DuGan, in connection with his services on behalf of the Company, other than as a Directors. Please see the section titled “Certain Relationships and Related Transactions” for additional details regarding reimbursements to W. P. Carey & Co. LLC and its affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, CPA®:14’s Board of Directors has not appointed a compensation committee. None of the members of the CPA®:14 Board are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director or under Item 404 of Regulation S-K or as a former officer or employee of CPA®:14.

SECURITIES OWNERSHIP BY MANAGEMENT

“Beneficial Ownership” as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of April 18, 2008, the record date, Wm. Polk Carey beneficially owned 6.83% of the outstanding shares of CPA®:14. We know of no other stockholder who beneficially owned more than 1% or more of the outstanding shares.

The following table shows how many shares of CPA®:14’s common stock the Directors and Named Executive Officers owned as of April 18, 2008, the record date. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

DIRECTOR AND OFFICER STOCK OWNERSHIP

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percentage of Class

Wm. Polk Carey	6,017,965	(1)	6.83%
Gordon F. DuGan	54		*
Marshall E. Blume	385		*
James D. Price	1,898		*
Thomas E. Zacharias	1,869		*

All Directors and Executive Officers as a Group (8 Individuals)	6,022,171		6.83%

*	Less than 1%

(1)	Includes 7,733 shares owned by Carey Property Advisors L.P., 2,186,729 shares owned by Carey Asset Management Corp., 305,630 shares owned by W. P. Carey International LLC, 3,516,595 shares owned by Carey REIT II, Inc. and 1,278 shares owned by W. P. Carey & Co., Inc.

CODES OF ETHICS

CPA®:14’s Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our principal Executive Officers and Directors. This code is available on the Company’s website (www.cpa14.com) in the “Corporate Governance” section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wm. Polk Carey is the Chairman of CPA®:14’s Board of Directors. During 2007, CPA®:14 has retained its advisor, Carey Asset Management Corp., to provide advisory services in connection with identifying, evaluating, negotiating, financing, purchasing and disposing of investments and performing day-to-day management services and certain administrative duties for CPA®:14 pursuant to an advisory agreement. Carey Asset Management Corp. is a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is Chairman of the Board and the beneficial owner of over 10% of its equity securities. For the services provided to CPA®:14, the advisor earns asset management and performance fees, each of which is equal to one half of one percent per annum of the average invested assets of CPA®:14. The performance fees are subordinated to the performance criterion, a cumulative rate of cash flow from operations of 7% per annum. Asset management and performance fees are payable in cash or restricted stock at the option of the advisor. During 2007, the asset management and performance fees earned by the advisor totaled $24.010 million. For 2007, the advisor elected to receive its performance fees in restricted shares of CPA®:14’s common stock. As of December 31, 2007, the advisor and its affiliates owned 5,800,172 shares (6.6%) of CPA®:14’s common stock.

In addition, the advisory agreement provides for the advisor to earn acquisition fees averaging not more than 4.5%, based on the aggregate cost of investments acquired, of which generally 2% is deferred and payable in equal annual installments each January over no less than eight years beginning in January of the year following that in which a property was purchased . Unpaid installments bear interest at 6% per annum. During 2007, in return for performing services related to CPA®:14’s real estate purchases the advisor earned acquisition fees of $6.842 million, payment of $3.041 million of which was subordinated and deferred. An annual installment of $4.369 million in deferred fees was paid in cash to the advisor in January 2007. Unpaid installments of deferred acquisition fees totaled $14.315 million as of December 31, 2007, and are included in due to affiliates in the consolidated financial statements. Although fees may also be payable in connection with the refinancing of mortgage obligations on existing properties, no such fees were incurred during 2007.

The advisor is entitled to receive subordinated disposition fees based upon the cumulative proceeds arising from the sale of CPA®:14’s assets since its inception, subject to certain conditions. Pursuant to the subordination provisions of the advisory agreement, the disposition fees may be paid only after the stockholders receive 100% of their initial investment from the proceeds of asset sales and a cumulative annual distribution return of 6% (based on an initial share price of $10) since CPA®:14’s inception. The advisor’s interest in such disposition fees amounted to $4.870 million as of December 31, 2007. Payment of such amount, however, cannot be made until the subordination provisions are met. CPA®:14 has concluded that payment of such disposition fees is probable.

Because CPA®:14 does not have its own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to CPA®:14. During 2007, $3.511 million was paid to the advisor or its affiliates by CPA®:14 to cover such personnel expenses, which amount includes both cash compensation and employee benefits. In addition, pursuant to a cost-sharing arrangement among the CPA® REITs, the advisor and other affiliates of the advisor, CPA®:14 pays its proportionate share, based on adjusted revenues, of office rental expenses and of certain other overhead expenses. Under this arrangement, CPA®:14’s share of office rental expenses for 2007 was $736,000.

CPA®:14 own interests in entities which range from 12% to 90% with the remaining interests generally held by affiliates.

Policies and Procedures With Respect to Related Party Transactions

Our Bylaws generally provide that all of the transactions that we enter into with related persons, such as our Directors, Officers, their immediate family members and our stockholders owning 5% or more of our outstanding stock, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of independent Directors) who are not otherwise interested in the transaction. In making their determination, such Directors and Independent Directors must consider whether (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions with unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the U.S. Securities and Exchange Commission, CPA®:14 believes our Directors, Executive Officers and beneficial owners of 10% or more of our shares timely filed reports required to be filed in 2007 under Section 16(a), except that Mr. Marshall E. Blume did not timely report on Form 4 two acquisitions totaling 380 shares. Corrective filings were made in respect of each of these transactions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From CPA®:14’s inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Board of Directors is in the process of engaging PricewaterhouseCoopers LLP as auditors for 2008. PricewaterhouseCoopers LLP also serves as auditors for our affiliates, W. P. Carey & Co. LLC and its subsidiaries, CPA®:15, CPA®:16 — Global and CPA®:17 — Global.

A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

SHAREHOLDER COMMUNICATIONS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Director of Investor Relations, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of Ms. Susan C. Hyde, Director of Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020.

APPENDIX A

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
(collectively, the “Company” or the “CPA® REITs”)

AUDIT COMMITTEES OF THE BOARDS OF DIRECTORS
(collectively, the “Audit Committee,” and the “Board,” respectively)

CHARTERS

I.	GENERAL

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence, qualifications and performance of the Company’s internal audit function and independent auditors.

The Audit Committee shall consist of no fewer than three members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission; provided, however, that if, during temporary periods, there are not three members of the Board who satisfy such requirements due to vacancies, the Audit Committee shall consist of all such members who satisfy such requirements and in no event less than one person. The members of the Audit Committee shall be appointed by the Board. Each Audit Committee member shall be able to read and understand financial statements and be financially literate.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee, and the Company shall provide appropriate funding therefor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board.

II.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could significantly affect the Company’s financial statements and the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Form 10-K. Recommend to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

3. Review the regular internal reports to management prepared by those responsible for the internal audit function and management’s response.

4. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5. Review the Advisory Agreement between the Company and the Advisor on an annual basis and recommend action to Board of Directors.

Independent auditors

6. Appoint or replace the independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board, and shall report directly to the Audit Committee. The Audit Committee may consult with management but may not delegate these responsibilities.

7. Review the performance of the independent auditors. Such review shall include a consideration of whether, in order to assure continuing auditor independence, the lead audit partner or the audit firm itself must be rotated.

8. Review with the independent auditors, out of the presence of management, internal controls, the fullness and accuracy of the Company’s financial statements and any management letter provided by the auditor and the Company’s response to that letter.

9. Approve the fees paid to the independent auditors.

10. Preapprove all services to be performed by the independent auditors, including any non-audit services, and cause the Company to properly disclose any approvals of non-audit services by the Audit Committee. Such preapprovals may be delegated to a subcommittee of one or more Audit Committee members, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

Financial Reporting Processes

11. In consultation with the independent auditors and those responsible for the internal audit function, review the integrity of the Company’s financial reporting processes, both internal and external.

12. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

13. Consider and review, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or those responsible for the internal audit function.

14. Meet periodically with management to review the Advisor’s policies and practices with respect to risk assessment and management relating to the Company, including major financial risk exposures and the steps management has taken to monitor and control such exposures.

15. Meet regularly and separately with management, personnel responsible for the internal audit function and with the independent auditors to oversee the Company’s internal audit functions and internal controls.

16. Review and discuss with management earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

Process Improvement

17. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

18. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and those responsible for the internal audit function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

19. Following completion of the annual audit, review separately with each of management, the independent auditors and those responsible for the internal audit function any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response.

20. Review any significant disagreement among management and the independent auditors or those responsible for the internal audit function in connection with the preparation of the financial statements.

21. Review with the independent auditors, those responsible for the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

22. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

23. Set clear hiring policies for the Company and the Advisor as to employees or former employees of the independent auditors.

Ethical and Legal Compliance

24. Review activities, organizational structure and qualifications of those responsible for the internal audit function.

25. Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

26. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

27. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

28. Oversee the preparation of and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

29. Evaluate the performance of the Audit Committee annually.

30. Establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Company or the Advisor regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by individuals that provide services to the Company of concerns regarding questionable accounting or auditing matters.

The Board of Directors recommends a vote “FOR” all nominees.

			With-	For All
		For	hold	Except
1.	Election of Directors for the One-Year Term Expiring in 2009:	☐	☐	☐

	(01) William P. Carey	(02) Gordon F. DuGan
	(03) Marshall E. Blume	(04) James D. Price

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Please be sure to sign and date	Date
this Proxy in the box below.

     Stockholder sign above                    Co-holder (if any) sign above

Please mark your votes as indicated in this example	☒

2.	Such other matters as may properly come before the meeting at the discretion of the proxy holders.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR SPECIFIED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINATED DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.
SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

*** IF YOU WISH TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***
á FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL á
Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Please have this card handy when you call. You will need it in front of you in order to complete the voting process.
AUTHORIZE YOUR PROXY BY PHONE : You will be asked to enter the CONTROL NUMBER (look below at right).

OPTION A:	To vote as the Board of Directors recommends on the proposal, press 1. Your vote will be confirmed.

OPTION B:	If you choose to vote on the proposal on your own, press 2. You will hear these instructions:
To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2.
To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 3 and listen to the instructions.

AUTHORIZE YOUR PROXY BY INTERNET : The web address is www.proxyvoting.com/wpc
You will be asked to enter the CONTROL NUMBER (look below at right).
If you authorize your proxy by telephone or internet, DO NOT mail back your proxy card.
Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.
THANK YOU FOR VOTING

Call ««« Toll Free ««« On a Touch Tone Telephone
1-888-514-4649 — ANYTIME
There is NO CHARGE to you for this call
TELEPHONE/INTERNET PROXY AUTHORIZATION DEADLINE:
12 midnight-June 11, 2008
FOR TELEPHONE/
INTERNET PROXY AUTHORIZATION:
CONTROL NUMBER

REVOCABLE PROXY
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
Proxy for Annual Meeting of Stockholders — June 12, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of Corporate Property Associates 14 Incorporated appoints Thomas E. Zacharias and Mark J. DeCesaris, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Property Associates 14 Incorporated’s executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 12, 2008, at 4:00 p.m., local time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
AUTHORIZE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê          FOLD AND DETACH HERE          ê
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED ANNUAL MEETING — JUNE 12, 2008
YOUR VOTE IS IMPORTANT!
You can authorize your proxy in one of three ways:
1.	Call toll free 1-888-514-4649 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.	Via the Internet at www.proxyvoting.com/wpc and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE VOTE
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